Exhibit 99.1

FINAL

SAVVIS REPORTS RECORD QUARTERLY REVENUES

•	SAVVIS stand alone Diversified Revenues grow 113% year over year

•	Completed acquisition of Cable & Wireless America assets, more than doubling the size of the Company

•	$100 million of recurring annual savings forecast from integration of Cable & Wireless America assets

•	Pro Forma First Quarter Revenues of $170.6 Million

ST. LOUIS. — May 11, 2004 — SAVVIS Communications Corporation (NASDAQ: SVVS), a leading global IT Utility, today announced results for the first quarter ended March 31, 2004.

Consolidated revenues for the quarter ending March 31, 2004 grew 96% over the first quarter of 2003 to a record $108.1 million, including one month of results from the acquired Cable & Wireless America assets and customers. Revenues increased 56% as compared to the fourth quarter of 2003.

SAVVIS’ gross margin for the current quarter grew 62% to $29.9 million from $18.5 million in the same quarter of 2003. Sequentially, gross margin grew 19% from $25.2 million in the fourth quarter of 2003.

SAVVIS’ consolidated net loss for the current quarter was $34.2 million versus $24.5 million for the same quarter last year and $15.8 million in the fourth quarter of 2003. Contributing to this loss was $4.9 million of integration cost relating to the acquisition of Cable & Wireless America.

As previously announced, SAVVIS closed on the purchase of substantially all of the assets of Cable & Wireless USA, Inc. and Cable & Wireless Internet Services, Inc. (“Cable & Wireless America” or “CWA”) on March 5, 2004. The purchase price included $155.0 million in cash, the funding of working capital losses approximating $14.1 million from January 28, 2004 through March 5, 2004, and the assumption of certain other liabilities.

To fund the transaction, the Company raised $200.0 million of new subordinated debt from Welsh Carson Anderson & Stowe (“Welsh Carson”), Constellation Ventures (“Constellation”), a Bear Stearns asset management fund, and Oak Hill Special Opportunities Fund (“Oak Hill”). Additionally, the Company completed a sale and leaseback of certain CWA data centers and an office building for $52.0 million.

Commenting on SAVVIS’ financial results, Rob McCormick, SAVVIS’ chairman and chief executive officer, stated, “We had an outstanding quarter and the Cable & Wireless America acquisition adds significant scale and economies to our proven business model. The integration of SAVVIS and CWA products, services, expertise, and infrastructure is on track and is already creating significant benefits and opportunities for SAVVIS and our combined customer base.”

McCormick continued, “We remain focused on growing revenues and leveraging our existing capabilities and deriving synergies from the acquisition. Moreover, SAVVIS’ results excluding the CWA acquired assets continue to move forward consistent with our prior quarters’ performance. Our Diversified Revenues1 grew at an organic 30% annualized growth rate from the fourth quarter of 2003, and we continue to expand our EBITDA.

Consolidated Revenues

Consolidated revenues for the first quarter increased 96% year over year and grew 56% sequentially, as a result of including CWA revenues for one month in 2004. Excluding the impact of CWA, SAVVIS’ revenues increased 31% year over year and 4% sequentially. Reuters and Telerate2 revenues for the quarter decreased 12% when compared to the same quarter of 2003 and were flat sequentially.

In the current quarter, reported Diversified Revenue more than quadrupled to $76.4 million, when compared to the same quarter of 2003, and increased 102% sequentially. As a result, Diversified Revenue now represents more than 70% of total revenues versus 34% in the first quarter of 2003 and 54% in the fourth quarter of 2003. Excluding the impact of CWA, Diversified Revenue for the current quarter increased 113% over the same quarter of 2003 and 7% sequentially. On a pro forma basis, giving effect to CWA revenues for the entire quarter, Diversified Revenue represents more than 80% of total pro forma revenues.

With the addition of CWA, the Company’s significant lines of business include:

•	$79 million in pro forma[3] Hosting revenue serving many leading Fortune 500 companies;

•	$12 million in pro forma Digital Content Management revenue combining one of the largest content distribution networks with SAVVIS’ leading print and media applications business;

•	$20 million in pro forma Managed IP VPN revenue with sequential quarterly and year over year growth rates[4] of 12% and 62%, respectively;

•	$28 million in pro forma Other Network Services revenue including private line, internet access, and managed voice services; and

•	$32 million in pro forma revenue supporting the financial services industry through our Reuters and Telerate relationships.

The revenues from these businesses, together with SAVVIS’ announced development of the industry’s first truly virtualized services platform, is the foundation for growth. SAVVIS’ virtualized platform is a unique combination of integrated virtualized servers, storage, appliances, and network from which our tailored, value-added services can be delivered in a utility model. The ability to purchase units of service frees up IT resources to focus on the important tasks they were designed, but are stretched too thinly, to accomplish: build and deliver new applications that create value and boosts competitive advantage.

Focus on Costs Continues

Gross margin was $29.9 million in the current quarter, versus $18.5 million in the first quarter of 2003 and $25.2 million in the fourth quarter of 2003. As a percentage of revenues, gross margin was 28% in the current quarter, 33% in the same quarter of 2003, and 36% in the fourth quarter of 2003. Excluding the impact of CWA, the gross margin percentage for the current quarter was 36%.

Sales, general, and administrative expenses (“SG&A”) for the quarter were $32.5 million as compared to $22.5 million for the same period last year and $22.7 million in the fourth quarter of 2003. As a percentage of revenues, SG&A was 30% in the current quarter versus 41% for the first quarter of the prior year and 33% for the fourth quarter of 2003. As a result of the acquisition, the Company incurred approximately $4.9 million of costs specifically related to the acquisition and integration efforts. SAVVIS currently plans to incur approximately $15 - $20 million of integration costs over the remainder of 2004. Excluding the impact of CWA, SG&A for the quarter was $23.6 million, or 33% of revenues.

Jeff Von Deylen, SAVVIS’ chief financial officer, said “SAVVIS’ financial performance remains strong. We continue to expect annualized revenues of $700 million by year-end 2004. We’re focused on completing the integration of the SAVVIS and CWA assets and operations and believe savings of approximately $100 million can be generated through this process. We believe SAVVIS has adequate cash on hand to fund operations through the transition to the end of this year, when we currently plan to return to cash flow positive.”

Cash Flow and Asset Management

Net cash generated by operating activities in the current quarter was $2.5 million versus $4.0 million in the fourth quarter of 2003 and a net use of $7.1 million in the same quarter a year ago. The balance sheet and cash position continued to be in line with management expectations, with $108.2 million in cash on the balance sheet at March 31, 2004, and Days Sales Outstanding (“DSO”) below 30 days.

[1]	Diversified Revenue is revenue from customers other than Reuters and Telerate
[2]	Formerly Moneyline Telerate
[3]	Results as though the operations of SAVVIS and CWA had been combined at the beginning of the first quarter of 2004
[4]	Growth rates calculated using reported results

Operational Highlights

•	Added 4,135 (net) new customers in the quarter (counting customers acquired in the CWA transaction). New customers include the Boston Options Exchange, Nasdaq Stock Market, Bacardi U.S.A., Inc., Afficient Corporation, Montblanc, the Mills Corporation, and Greenhill & Co., LLC. In addition, the company renewed agreements with former Cable & Wireless America customers such as Procter & Gamble, and entered into an expanded agreement with Sun Chemical. At the end of the quarter SAVVIS had a total of 7,733 customers.

•	Rob McCormick, SAVVIS chairman and CEO, was awarded the International Business AwardsSM “Stevie”TM in the category of “Best Executive” and SAVVIS Managed Voice Services were a finalist in “Best New Product or Service” category.

•	Virtualized Services Delivery Platform launched. Integrates network, hosting, storage, and computer architectures to deliver industry-first virtualized managed utility services.

Financial Highlights

•	First quarter revenues of $108.1 million (highest in the Company’s history)

•	Pro forma revenues of $170.6 million

•	Raised $252.0 million to finance CWA acquisition

•	30% annualized growth rates in Diversified Revenue achieved for the Company excluding the CWA acquired assets, from the fourth quarter of 2003

•	Diversified pro forma revenues now more than 80% of total pro forma revenues

Refer to the attached Selected Condensed Consolidated Financial Information for SAVVIS’ results excluding the CWA acquired assets for the first quarter of 2004 compared to the fourth and first quarters of 2003 as well as pro forma results for the first quarter of 2004.

About SAVVIS

SAVVIS Communications (NASDAQ: SVVS) is a global IT Utility that leads the industry in delivering secure, reliable, and scalable hosting, network, and application services. SAVVIS’ strategic approach combines the use of virtualization technology, a utility services model, and automated software management and provisioning systems. This allows customers to focus on their core business while SAVVIS ensures the quality of their IT infrastructure. With its recent acquisition of the assets of Cable & Wireless America, SAVVIS becomes one of the world’s largest providers of IP network and hosting services. For more information about SAVVIS, visit: http://www.savvis.net. For more information about end-to-end media services from SAVVIS’ WAM!NET division, visit: www.wamnet.com.

A copy of this release and associated tables will be available on www.savvis.net. The quarterly earnings conference call will take place on May 11, 2004 at 9:00 AM Eastern. The presentation from the call will be posted in the Investor Relations section of SAVVIS’ web site at www.savvis.net prior to the start of the call. Live Conference Call: Please call 888-405-4399 (domestic) or 610-769-3888 (international). The passcode is “SAVVIS NEWS” and the conference leader is Nancy Bridgman Lysinger. To listen to a live broadcast of the conference call over the Internet, please visit the Investor Relations section of the company’s web site located at www.savvis.net. In order to listen via webcast, participants will need a multimedia computer with speakers and the RealPlayer plug-in installed. Digital Replay: A replay of the call will begin one hour after the end of the call on Tuesday, May 11, 2004 and will continue until 10:00 p.m. eastern on Tuesday, May 24, 2004. To access the replay, U.S. domestic callers may dial 800-846-4265. Callers located outside of the U.S. may dial 402-998-0899. Internet Archive: Beginning Tuesday, May 11, 2004, a replay of SAVVIS’ First Quarter conference call will be available for review in the Audio Archives page that can be found in the Investor Relations section on the company’s web site. The call can be sorted by section, which enables parties to save time by only listening to the segments in which they are most interested.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from SAVVIS’ expectations. Certain factors that could adversely affect actual results are set forth as risk factors described in SAVVIS’ SEC reports and filings, including its annual report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on February 24, 2004, and all subsequent filings. SAVVIS assumes no obligation to update or supplement forward-looking statements.

For More Information, Investors Contact:	For More Information, Media Contact:

Nancy Bridgman Lysinger	Carter B. Cromley
VP, Treasurer and Investor Relations	Director of Public Relations
703-234-8132	703-234-8000
nancy.lysinger@savvis.net	carter.cromley@savvis.net

#  #  #

SAVVIS Communications Corporation

Condensed Consolidated Statements of Operations

(dollars in thousands, except per share data)

	For the Three Months Ended March 31,
	2004	2003
TOTAL REVENUES (1)	$108,135	$55,201

Data communications and operations expenses (2)	78,207	36,732

GROSS MARGIN	29,928	18,469
Gross margin percentage of revenue	28%	33%

Sales, general, and administrative expenses	32,515	22,537
Integration costs	4,906	—
Depreciation, amortization, and accretion	11,976	15,747
Non-cash equity-based compensation	6,838	2,657

TOTAL OTHER OPERATING EXPENSES	56,235	40,941

LOSS FROM OPERATIONS	(26,307)	(22,472)

NON-OPERATING EXPENSE:
Net interest expense and other	(7,921)	(1,978)

NET LOSS	(34,228)	(24,450)

Accreted and deemed dividend on preferred stock	(8,926)	(7,980)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(43,154)	$(32,430)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (3)	97,832,782	93,766,068

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.44)	$(0.35)

(1)	Includes $20,013 and $20,868 from affiliates for the three months ended March 31, 2004 and March 31, 2003, respectively.
(2)	Exclusive of depreciation shown separately below.
(3)	As the effects of including the incremental shares associated with options, warrants, convertible Series A Preferred Stock, and convertible Series B Preferred Stock are antidilutive, they are not included in the weighted average common shares outstanding.

SAVVIS Communications Corporation

Condensed Consolidated Balance Sheets

(dollars in thousands)

	March 31, 2004	December 31, 2003
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$108,229	$28,173
Trade accounts receivable, net	44,835	11,305
Prepaid expenses and other current assets	24,281	5,149

TOTAL CURRENT ASSETS	177,345	44,627

Property and equipment, net	283,453	59,357
Restricted cash	7,843	7,843
Intangibles, net and other non-current assets	38,540	12,796

TOTAL ASSETS	$507,181	$124,623

LIABILITIES AND STOCKHOLDERS’ EQUITY / (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$45,728	$26,771
Current portion of capital lease obligations	1,785	315
Other accrued liabilities	89,961	22,629

TOTAL CURRENT LIABILITIES	137,474	49,715

Capital lease obligations, net of current portion	111,047	56,587
Long-term debt	139,510	—
Other accrued liabilities	79,951	19,248

TOTAL LIABILITIES	467,982	125,550

STOCKHOLDERS’ EQUITY / (DEFICIT)
Series A Preferred stock	249,709	243,334
Series B Preferred stock	66	—
Common stock	1,092	965
Additional paid-in capital	398,165	330,890
Accumulated deficit	(606,693)	(572,465)
Deferred compensation	(1,142)	(1,438)
Treasury stock, at cost	(16)	(16)
Accumulated other comprehensive loss:
Cumulative foreign currency translation adjustment	(1,982)	(2,197)

TOTAL STOCKHOLDERS’ EQUITY / (DEFICIT)	39,199	(927)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY / (DEFICIT)	$507,181	$124,623

SAVVIS Communications Corporation

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	For the Three Months Ended March 31,
	2004	2003
OPERATING ACTIVITIES:
Net loss	$(34,228)	$(24,450)
Reconciliation of net loss to net cash provided by / (used in) operating activities:
Accrued interest	8,230	1,742
Depreciation, amortization, and accretion	11,976	15,747
Non-cash equity-based compensation	6,838	2,657
Net changes in operating assets and liabilities:
Trade accounts receivable	(8,222)	572
Prepaid expenses and other current assets	(726)	(844)
Other non-current assets	467	406
Accounts payable	8,056	(2,926)
Other accrued liabilities	10,093	(24)

Net cash provided by / (used in) operating activities	2,484	(7,120)

INVESTING ACTIVITIES:
Capital expenditures	(5,987)	(2,965)
Acquisition, net of cash received	(117,136)	—

Net cash used in investing activities	(123,123)	(2,965)

FINANCING ACTIVITIES:
Payments under capital lease obligations	(219)	(575)
Issuance of subordinated debt	200,000	—
Deferred subordinated debt issuance costs	(625)	—
Other	1,430	—

Net cash provided by / (used in) financing activities	200,586	(575)

Effect of exchange rate changes on cash and cash equivalents	109	18

NET INCREASE / (DECREASE) IN CASH AND CASH EQUIVALENTS	80,056	(10,642)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	28,173	32,159

CASH AND CASH EQUIVALENTS, END OF PERIOD	$108,229	$21,517

SAVVIS Communications Corporation

Selected Condensed Consolidated Financial Information

(dollars in thousands, except employee and customer information)

	Reported SAVVIS Communications Corporation	Legacy SAVVIS Communications Corporation (1)			Pro Forma SAVVIS Communications Corporation (2)
	For the Three Months Ended
	March 31, 2004	March 31, 2004	December 31, 2003	March 31, 2003	March 31, 2004
Revenues by customer:
Diversified revenues
Managed IP VPN	$18,952	$18,952	$16,920	$11,668	$19,516
Hosting	32,893	10,095	9,528	2,907	78,781
Other Network Services	15,989	5,075	5,276	4,395	28,239
Digital Content Management	8,559	6,338	6,014	—	12,364

Subtotal	$76,393	$40,460	$37,738	$18,970	$138,900

Reuters and Telerate	31,742	31,742	31,660	36,231	31,742

Total revenues	$108,135	$72,202	$69,398	$55,201	$170,642

EBITDA reconciliation:
Loss from operations	$(26,307)	$(12,218)	$(14,422)	$(22,472)	$(45,998)

Integration costs	4,906	—	—	—	4,906
Depreciation, amortization, and accretion	11,976	8,157	10,918	15,747	19,614
Non-cash equity based compensation	6,838	6,838	6,005	2,657	6,838

Adjusted EBITDA (3)	$(2,587)	$2,777	$2,501	$(4,068)	$(14,640)

Other consolidated operating data:
Number of customers	7,733	3,622	3,598	2,042	7,733
Number of employees	2,099	N/A	993	833	2,099

(1)	Legacy SAVVIS Communications Corporation excludes the acquired Cable & Wireless America assets and related financing including such costs as integration, interest, depreciation, and accretion incremental to the acquisition. Included to provide historical comparative basis for reader. Illustrates magnitude of the Cable & Wireless America acquisition on a historical basis.
(2)	Summarizes the combined results of operations of SAVVIS Communications Corporation and Cable & Wireless America, on a pro forma basis, as though the companies had been combined as of the beginning of the three month period presented. This pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the acquisition taken place at the beginning of the three month period presented.
(3)	“Adjusted EBITDA” is loss from operations before depreciation, amortization, accretion, non-cash equity-based compensation, and integration costs. We have included information concerning adjusted EBITDA because our management believes that in our industry such information is a relevant measurement of a company’s financial performance and liquidity. The calculation of adjusted EBITDA is not specified by accounting principles generally accepted in the United States of America. Our calculation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.